EXHIBIT 99.01

July 12, 2010 08:00 AM Eastern Daylight Time

Golfsmith Completes Amendment and Extension of Its Existing Credit Agreement

AUSTIN, TEXAS, July 12, 2010 (BUSINESS WIRE) —Golfsmith (NASDAQ: GOLF) today announced that it has completed an amendment and extension of its revolving credit facility with GE Antares Capital.

Sue Gove, Chief Operating Officer and Chief Financial Officer, commented, “We are pleased to have completed this amendment to secure long term financing with our partners at GE Antares Capital with favorable terms. Our capital structure is now well positioned to support our growth strategy which targets opening seven new stores in each 2011 and 2012.”

The terms of the Amended Credit Facility include:

•                  a $90.0 million asset-based revolving credit facility

•                  Term extension of 48 months from closing date, resulting in no write-off of previously capitalized and unamortized debt issuance costs

About Golfsmith

Golfsmith International Holdings, Inc. (NASDAQ:GOLF) is a specialty retailer of golf and tennis equipment, apparel and accessories. The company operates as an integrated multi-channel retailer, offering its guests the convenience of shopping in its 77 stores across the United States, through its Internet site and from its assortment of catalogs. Golfsmith offers an extensive product selection that features premier branded merchandise, as well as its proprietary products, clubmaking components and pre-owned clubs.

Cautionary Language

Certain statements made in this news release are forward-looking in nature and, accordingly, are subject to risks and uncertainties. These forward-looking statements are only predictions based on our current expectations and projections about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements.  Golfsmith undertakes no obligation to update any such statements.

SOURCE: Golfsmith International Holdings, Inc.

Investor Relations inquiries:

ICR, Inc.

Joseph Teklits/Jean Fontana

203-682-8200

www.icrinc.com